Exhibit 31.1

CERTIFICATION

I, Art Agolli, certify that:

1.	I have reviewed this Amendment No. 1 to Quarterly Report on Form 10-Q of Petrosonic Energy, Inc.;

2.	Based on my knowledge, this report does not contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements made, in light of the circumstances under which such statements were made, not misleading with respect to the period covered by this report;

Date: July 12, 2013

/s/ Art Agolli
Art Agolli
Chief Executive Officer (Principal Executive Officer) and Principal Financial and Accounting Officer